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Exhibit 8.1

	Subsidiary	Country of Incorporation

1.	Lianozovo Dairy Plant	Russian Federation
2.	Annino Dairy Plant	Russian Federation
3.	Tsaritsino Dairy Plant	Russian Federation
4.	Sanctuary Valdai	Russian Federation
5.	Vladivostok Dairy Plant	Russian Federation
6.	Ramenskiy Dairy Plant	Russian Federation
7.	Karasuk Dairy Plant	Russian Federation
8.	Ufa Dairy Plant	Russian Federation
9.	Siberian Dairy Plant	Russian Federation
10.	Nizhny Novgorod Dairy Plant	Russian Federation
11.	Rubtsovo Dairy Plant	Russian Federation
12.	Kiev Dairy Plant	Ukraine
13.	Timashevsk Dairy Plant	Russian Federation
14.	Moloko Veidelevki	Russian Federation
15.	Siberian Cheese	Russian Federation
16.	Novokuibyshevsk Milk	Russian Federation
17.	Trade Company Wimm-Bill-Dann	Russian Federation
18.	Rodnik	Russian Federation
19.	Moscow Baby Food Plant	Russian Federation
20.	WBD Mineral Water	Russian Federation
21.	Roselectrocenter	Russian Federation
22.	Nectarin	Russian Federation
23.	Buryn Dry Milk Plant	Ukraine
24.	Tuymazinskiy Dairy Plant	Russian Federation
25.	Bishkek Dairy Plant	Kyrgyz Republic
26.	Fruit Rivers	Russian Federation
27.	Baltic milk Dairy (former Roska)	Russian Federation
28.	Depsona	Russian Federation
29.	Gulkevichi Butter Plant	Russian Federation
30.	Kharkov Dairy Plant	Ukraine
31.	WBD Netherlands B.V.	Netherlands
32.	WBD Israel	Israel
33.	WBD Germany GmbH	Germany
34.	Subsidiary Enterprise Wimm-Bill-Dann	Ukraine
35.	Wimm-Bill-Dann Preobritatel	Russian Federation
36.	Dari Valdai	Russian Federation
37.	Podmoskovnoye Moloko	Russian Federation
38.	Wimm-Bill-Dann Agro	Russian Federation
39.	Wimm-Bill-Dann Vladivostok	Russian Federation
40.	Wimm-Bill-Dann Kazan	Russian Federation
41.	Wimm-Bill-Dann Krasnoyarsk	Russian Federation
42.	Wimm-Bill-Dann Novosibirsk	Russian Federation
43.	Wimm-Bill-Dann Rostov-on-Don	Russian Federation
44.	Donskoi Dairy Trade House Wimm-Bill-Dann	Russian Federation
45.	Krasnodar Dairy Trade House Wimm-Bill-Dann	Russian Federation
46.	Krasnoyarsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
47.	Lianozovo Samara	Russian Federation
48.	Nevskiy Dairy Trade House	Russian Federation
49.	Novokuznetsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
50.	Omsk Dairy Trade House Wimm-Bill-Dann	Russian Federation

51.	Ramensk Juices	Russian Federation
52.	Ramensk Milk	Russian Federation
53.	Urals Dairy Trade House Wimm-Bill-Dann	Russian Federation
54.	Khabarovsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
55.	Sibir Juices	Russian Federation
56.	Municipal Guard Agency	Russian Federation
57.	Wimm-Bill-Dann Central Asia	Kyrgyz Republic
58.	Wimm-Bill-Dann Central Asia—Almaty	Republic of Kazakhstan
59.	Volga Juices	Russian Federation
60.	Wimm-Bill-Dann Irkutsk	Russian Federation
61.	Wimm-Bill-Dann Ufa	Russian Federation
62.	Geyser	Russian Federation
63.	Healing Spring	Russian Federation
64.	Predgorye	Russian Federation
65.	Logistics Plus	Russian Federation
66.	Toshkent Sut(1)	Republic of Uzbekistan
67.	WBD Toshkent	Republic of Uzbekistan
68.	Atamanskoye	Russian Federation
69.	Plemzavod Za Mir and Trud	Russian Federation
70.	Zavety Ilyicha	Russian Federation

(1)
Not consolidated in our financial results.

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  Exhibit 8.1